Exhibit 10.12
2009 Sales Incentive Plan
Mike Tannourji
  Senior Vice President Sales

Objective:                                 Bookings growth
 Board Plan Over-Achievement

QUARTERLY INCENTIVE BONUS	• Achieve 100% Quarterly Board Plan Bookings - OR - 100% of Board Plan YTD at end of Quarter	$20,000/quarter
QUARTERLY RETENTION BONUS	• Achieve Quarterly Retention of High Value Clients -- 75%	$5,000/quarter ($20,000/year)
ANNUAL OVER ACHIEVEMENT	• Achieve Annual Board Plan but Less than Sales Plan 2% commission • Achieve or Exceed Sales Plan 5% commission	Commission applies to all bookings in excess of Annual Board Plan
ANNUAL MANAGEMENT INCENTIVE PLAN ACHIEVEMENT	Achieve Key Measures for 2009 per MIP	$25,000
TOTAL OPPORTUNITY	Achieve all quarterly and annual targets	$125,000/year
** Sales and Board Plan Bookings based on subscription sales